INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is made as of this 6th day of December, 2005 by and among KEYSPAN ENERGY ("KeySpan") having principal offices located at One Metro Tech Center, Brooklyn, New York 11201, COMMUNITY BANK, N.A., having offices located at 240 South Hamilton Street, Painted Post, New York 14870 ("Community Bank"), CORNING NATURAL GAS CORPORATION, a New York business corporation having principal offices located at 330 West William Street, Corning, New York 14830 ("Corning"), and CONOCOPHILLIPS COMPANY, a Delaware corporation having principal offices located at 600 North Dairy Ashford, Houston, Texas, 77079 ("Conoco").

WHEREAS, Community Bank has, pursuant to a Promissory Note, Term Loan Agreement, Line of Credit Agreement, and various related instruments (as amended and in effect from time to time, including any replacement agreement therefor, and all other documents made or to be made and delivered by Corning to Community Bank pursuant to said Term Loan Agreement and Line of Credit Agreement, together referred to herein and therein as the "Loan Documents"), upon the terms and subject to the conditions contained therein, previously made and/or may from time to time hereafter agree to make loans to Corning, or fund Corning&s purchase of natural gas supplies, in any amount or amounts (the "Loans") which Loans are partially secured by accounts receivable of Corning; and

WHEREAS, each of Conoco and KeySpan wish to sell natural gas supplies to Corning for the period December 1, 2005 through March 31, 2006, but require Corning to provide security for Corning&s payment for such gas supplies in the form of a security interest in such supplies provided respectively by Conoco and KeySpan and in the proceeds of such supplies, which proceeds would include, but are not limited to, the accounts receivable and cash arising out of the sale of such gas by Corning (the "Purchase Money Security Interest"); and

WHEREAS, it is a condition precedent to the willingness of each of Conoco and KeySpan to sell or continue to sell natural gas supplies to Corning and of Community Bank to continue the Loans to Corning that Corning, Conoco, KeySpan and Community Bank (together referred to as the "Parties," such Parties other than Corning referred to together as the "Secured Parties") enter into this Agreement; and

WHEREAS, on the terms set forth in this Agreement, Community Bank has agreed to consent to Corning&s grant of the Purchase Money Security Interests and the Secured Parties have agreed to certain other rights, priorities and interests among themselves, including but not limited to their respective rights in Corning&s natural gas delivered after November 28, 2005 and the proceeds thereof, including accounts receivable and Proceeds and the mechanism for each of the Secured Parties to realize such security if necessary.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. The following terms shall have the meanings indicated below:

"Commodity Related ARs and Payments" means that portion of Corning&s total accounts receivable and payments thereon (expressed in dollars) as is calculated by Corning each month during the effectiveness of this Agreement which is the mathematical product of (a) the ratios of commodity charges to Corning&s total charges to customers and (b) Corning&s total accounts receivable and payments thereon for such month.

"Distribution Related ARs and Payments" means that portion of Corning&s total accounts receivable and payments thereon (expressed in dollars) as is calculated by Corning each month during the effectiveness of this Agreement which is the mathematical product of (a) the ratios of distribution charges to Corning&s total charges to customers and (b) Corning&s total accounts receivable and payments thereon for such month.

"Proceeds" means Corning&s accounts receivable allocated to a particular supply of gas and cash collected on such accounts receivable.

"Purchase Money Security Interest" means the security interest granted by Corning to each of the respective Secured Parties in the natural gas made available by such Secured Party as described in this Agreement and the Proceeds of such natural gas supplies.

"Secured Parties" means Community Bank, Conoco and KeySpan.

All other defined terms shall have the meaning set forth in the provisions hereof, or in a specifically referenced document.

2. Gas Supplies-Purchase Money Security Interests.

(a) Conoco Gas Supplies. With respect to supplies of natural gas that are obtained from Conoco, Corning shall provide to Conoco a Purchase Money Security Interest in such gas and the Proceeds thereof, including Corning&s accounts receivable arising from the sale by Corning of such gas. Such security interest shall have priority to claims of the other Secured Creditors as discussed in Section 2.d. hereof.

(b) KeySpan Gas Supplies. With respect to supplies of natural gas that are obtained from or financed by KeySpan, Corning shall provide to KeySpan a Purchase Money Security Interest in such gas and the Proceeds thereof, including Corning&s accounts receivable arising from the sale by Corning of such gas. Such security interest shall have priority to claims of the other Secured Creditors as further discussed in Section 2.d. hereof.

(c) Storage Gas Supplies. The payment and security arrangements with respect to supplies of natural gas that are obtained from Sprague Energy ("Storage Gas") are as follows: Payments for such supplies are funded by Community Bank without recourse to KeySpan; title for the supplies shall transfer from Sprague Energy to KeySpan. Corning shall provide to KeySpan a purchase money security interest in such gas (the "Storage Gas Purchase Money Security Interest") and the proceeds thereof, including Corning&s accounts receivable arising from the sale by Corning of such gas, as further described in Section 2.d. hereof. Upon Community Bank&s payment of the purchase price to Sprague Energy, KeySpan shall immediately transfer title to such storage gas to Corning and KeySpan shall transfer the Storage Gas Purchase Money Security Interest to Community Bank. Corning shall repay the purchase price for such supplies to Community Bank. KeySpan shall have no obligation to Community Bank as a result of this agreement under any theory of law or equity. Keyspan makes no representation or warranty regarding the validity, priority or enforceability of the Storage Gas Purchase Money Security Interest being transferred to Community Bank. Transfer of title to Storage Gas from Sprague ultimately to Corning and transfer of security interests from Corning ultimately to Community Bank shall be deemed to occur by operation of this Agreement and related assignments of such rights and interests are hereby implemented. Actual physical possession of the storage gas and related security interests by KeySpan, as well as any attendant liabilities, is not contemplated.

(d) Allocation of Priority Interests. To the extent it may be necessary, each of the Secured Parties subordinates its rights in Corning&s natural gas and Proceeds, including accounts receivable, to allow the other two Secured Parties a first security interest in that portion of Corning&s natural gas and Proceeds, including accounts receivable, as is warranted by the respective Secured Parties& extension of credit on or after November 28, 2005 by means of loan or forbearance from requiring pre-payment for natural gas supplies. On a monthly basis, Corning will estimate the portions of its total charges for that month that are, respectively, distribution and commodity-related. Corning shall provide the Secured Parties with the estimate and the documentation upon which it was based no later than the third day of the following month. Based on such allocation, Community Bank will have a first priority security interest in the Distribution Related ARs and Payments. First priority security interests in the Commodity Related ARs and Payments will be allocated among the Secured Parties based on their respective contributions to Corning&s total natural gas purchases after November 28, 2005. For example, if the estimated commodity portion of Corning&s total charges to customers in a given month is $4,000,000 and the amount of gas supply financed or provided by each of the Secured Parties through short-term loans or through the sale of natural gas supplies during such month is $1,000,000, and the respective contributions in terms of purchased gas costs of the Secured Parties are 70%, 10% and 20% for KeySpan, Conoco, and Community Bank, and assuming when the calculation is made Commodity-related AR and Payments total $900,000, then each of the Secured Parties would have a first priority security interest in $630,000, $90,000, and $180,000, respectively, of the Commodity Related ARs and Payments. Following the end of each month, Corning will calculate the actual allocation between commodity and distribution charges based on the ratio of expenses for purchased gas to total billed revenue for that month. For example, if the total expense for purchased gas in December was $3,000,000 and Corning&s total billed revenue for that month were $4,000,000, then the Commodity Related ARs and Payments for that month would equal 75% of Corning&s total Proceeds (accounts receivable and customer payments) for that month. Such ratios for historical periods December 2003 through March 2004 are attached as Schedule A for illustrative purposes only. The Secured Parties& respective first priority security interests will be reconciled accordingly. Corning will provide copies of such estimated and actual calculations to Department of Public Service Staff for review, and to each of the Secured Parties promptly. The respective Secured Parties& first priority security interest in their respective shares of Corning&s Commodity Related ARs and Payments will remain in existence until Corning&s obligations to each respective Secured Party shall be fully and finally paid and performed and the respective Purchase Money Security Interest is released in writing. In the event that Corning&s obligations to any Secured Party have not been fully satisfied by the time such Secured Party has ceased providing or funding gas supply to Corning, then, for the purpose of determining that Secured Party&s continuing share of Corning&s Commodity Related ARs and Payments, such Secured Party will be deemed to have made the same percentage contribution to Corning&s total natural gas purchases as it did the last full month such purchases were made. In such connection, each of the Secured Parties agrees to Corning&s payment of amounts due to the other Secured Parties as may be required by the other Secured Parties& gas supply contracts or loan documents ("Permitted Payments"), as the case may be.

3. Enforcement. None of the respective Secured Parties will take or omit to take any action or assert any claim with respect to Corning&s accounts receivable or otherwise which is inconsistent with this Agreement. Without limiting the foregoing, no Secured Party will assert, collect or enforce any of Corning&s obligations to such Secured Party or any part thereof or take any action to foreclose or realize such obligations or any part thereof or enforce any of their rights except after notice to the other Secured Parties. Until Corning&s secured obligations have been finally paid in full in cash, no Secured Party shall have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of Corning subject to this Agreement.

4. Payments; Payments Held in Trust. Corning agrees to make payments to each of the Secured Parties as may be required by a gas supply agreement with such Secured Party or by Community Bank&s Loan Documents. Each Secured Party will hold in trust for the other Secured Parties, in the same form of payment received, with appropriate endorsements, for application to Corning&s indebtedness to the other Secured Party, any cash amount that Corning pays to such Secured Party in excess of payments expressly permitted pursuant to Section 2 hereinabove.

5. Defense to Enforcement. If any Secured Party, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Corning, then Corning may interpose as a defense or plea the making of this Agreement and restrain the enforcement thereof and any of the other Secured Parties may intervene and interpose such defense or plea and restrain the enforcement thereof in its name or in the name of Corning.

6. Conflicts. In the event of any conflict between (a) the provisions of this Agreement and (b) the provisions of any of the agreements between Corning and any Secured Party or the Loan Documents, the provisions of this Agreement shall govern.

7. Distributions, Bankruptcy. Upon any distribution of the assets of Corning in connection with any dissolution, winding up, liquidation or reorganization of Corning (whether in bankruptcy proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Corning or otherwise), each Secured Party shall be entitled to realize its respective priority security interests.

8. Beneficiaries. This Agreement defines the relative rights of the Secured Parties and is solely for their benefit and the benefit of their respective successors and permitted assigns. Nothing contained in this Agreement is intended to or shall modify, limit or impair the obligations of Corning, which are unconditional and absolute, to pay all its obligations as and when the same shall become due and payable in accordance with their respective terms and to perform all other obligations under the Loan Documents and the agreements with the other Secured Parties or to affect the relative rights of creditors of Corning other than Community Bank, Conoco and KeySpan.

9. Amendments; Waivers.

(a) No amendment or modification of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of all the Parties hereto.

(b) No waiver of any of the provisions of this Agreement by Community Bank, Conoco or KeySpan shall be deemed to be made unless the same shall be in writing signed on behalf of the Party making such waiver and any such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Party making such waiver or, unless otherwise agreed, the obligations of the other Party to such Party in any other respect or at any other time.

10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All legal actions or proceedings with respect to this Agreement shall be brought in the courts of the State of New York or the Federal Courts in New York State. Upon motion of any Party hereto, the court in which such action is brought may determine the appropriate venue.

11. Attorney Fees. Corning agrees to pay all reasonable out-of-pocket expenses (A) of the Secured Parties incurred in preparing this Agreement, including, without limitation, of the fees and expenses of counsel and (B) of the Secured Parties& reasonable attorneys fees and expenses incurred in enforcing any provision of this Agreement or defending any claim brought by any party relating to this Agreement and (C) of the Secured Parties reasonable fees and out-of-pocket expenses, including without limitation the fees and expenses of counsel incurred in any Bankruptcy proceeding .

    Notices. All notices, demands, requests, consents, approvals or other communication (each, a "Notice") required or permitted to be given hereunder to Community Bank, Conoco, KeySpan, or Corning shall be (a) sent by United States registered or certified mail return receipt requested, postage prepaid, addressed as set forth below, (b) personally delivered with receipt acknowledged to the address set forth below, (c) sent by overnight courier service such as Federal Express, or in any of the foregoing cases described in clauses (a) through (c), to such other address(es) as the Party in question shall have specified most recently by like Notice or (d) by facsimile with an original sent in the manner described in clause (c).

Notices to Community Bank:	Community Bank, N.A.
240 South Hamilton
Painted Post, NY 14870

With a copy to:	Richard Rossettie
Rossettie, Rosettie and Martino
269 W. Pulteney Street
Corning, NY 14830

Notices to Conoco:	ConocoPhillips
1330H Plaza Office Building
315 Johnstone Avenue
Bartlesville, OK 74004
Attn: Matthew Sbaschnig

Notices to KeySpan:	KeySpan Corporation
One Metro Tech Center
Brooklyn, NY 11201
Attn: Ronald Lukas

With a copy to:	KeySpan Corporation
One Metro Tech Center
Brooklyn, NY 11201
Attn:CatherineNesser, Esq.

Notices to Corning:	Corning Natural Gas Corporation
330 West William Street
Corning, New York 14830
Attention: Thomas K. Barry, President

With a copy to:	Eric J. Krathwohl, Esq.
Rich May, a Professional Corporation
176 Federal Street
Boston, MA 02110
Fax: (617) 556-3890

Each Notice which is given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date such notice shall have been personally delivered or delivered by overnight courier as aforesaid or received by facsimile (provided that the original is sent in the manner required), (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

13. Entire Agreement. The Parties hereto agree that this Agreement constitutes the entire agreement with regard to the subject matter hereof and supersedes any prior agreements, contracts, or commitments, verbal or written.

14. Successors and Assigns. The terms of this Agreement shall apply to, be binding upon, and inure to the benefit of the Parties hereto, their successors, assigns and legal representatives, and all other persons claiming by, through, and under them.

15. WAIVER OF JURY TRIAL AND OTHER CLAIMS. EACH OF COMMUNITY BANK, CONOCO, KEYSPAN AND CORNING HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF COMMUNITY BANK, CONOCO, KEYSPAN AND CORNING HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF COMMUNITY BANK, CONOCO, KEYSPAN AND CORNING (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF COMMUNITY BANK, CONOCO, KEYSPAN AND CORNING HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COMMUNITY BANK, CONOCO, KEYSPAN AND CORNING WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT COMMUNITY BANK, CONOCO, KEYSPAN AND CORNING HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

16. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof.

[ REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

CORNING NATURAL GAS CORPORATION

By: ____/s/ Thomas K. Barry_______
Thomas K. Barry, President

COMMUNITY BANK, N.A.

By: _/s/ J. David Clark_____
Its: Senior Vice President

KEYSPAN ENERGY /s/ DELIVERY LONG ISLAND

By: _/s/ Ronald Lukas___
Its: Vice President

CONOCOPHILLIPS COMPANY

By: _/s/George Padilla_
Its: Credit Manager